Exhibit 10.1

SL GREEN OPERATING PARTNERSHIP, L.P.

Fifth Amendment to
First Amended and Restated Agreement of Limited Partnership

This Amendment is made as of March 15, 2006, by SL GREEN REALTY CORP., a Maryland corporation, as general partner (the “General Partner”), of SL GREEN OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Partnership”), for the purpose of amending the First Amended and Restated Agreement of Limited Partnership of the Partnership dated August 20, 1997 (the “Partnership Agreement”). All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Partnership Agreement.

WHEREAS, the Partnership desires to provide for equity incentives to certain persons who provide services for the benefit of the Partnership (“Grantees”) in the form of Partnership Units which shall be designated “LTIP Units.”

WHEREAS, pursuant to Section 4.2.A of the Partnership Agreement, the Partnership is issuing LTIP Units to the Grantees.

WHEREAS, pursuant to Sections 4.2.A, 5.4, 6.2, 8.6.E and 14.1.B the General Partner is amending the Partnership Agreement to facilitate the issuance of the LTIP Units.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner hereby amends the Agreements as follows:

1.                                       Issuance of LTIP Units.

A.                                   Pursuant to Section 4.2.A of the Partnership Agreement, the Partnership hereby issues 750,000 LTIP Units to the Grantees in the respective amounts set forth on Schedule A hereto. The holder of any LTIP Units shall have the benefits and obligations under the Partnership Agreement to which the holder of such a Limited Partner Interest may be entitled or obliged under the Partnership Agreement, as supplemented and amended by the rights, powers, privileges, restrictions, qualifications and limitations specified in Exhibit G to the Partnership Agreement as added by this Amendment.

B.                                     The admission of the Grantees as Additional Limited Partners of the Partnership shall become effective as of the date of this Amendment, which shall also be the date upon which the names of the Grantees are recorded on the books and records of the Partnership, and Exhibit A to the Partnership Agreement is amended to reflect such admission.

2.                                       Amendments to Partnership Agreement.

The General Partner, as general partner of the Partnership and as attorney-in-fact for its Limited Partners, hereby amends the Partnership Agreement as follows:

A.                                   Article 1 of the Partnership Agreement is amended by inserting the following definitions in alphabetical order:

“Class A Unit Economic Balance” has the meaning set forth in Section 6.1.E.

“Economic Capital Account Balance” has the meaning set forth in Section 6.1.E.

“LTIP Units” means the Partnership Units designated as such having the rights, powers, privileges, restrictions, qualifications and limitations set forth in Exhibit G hereto.

B.                                     Section 4.2.C of the Partnership Agreement is amended by replacing the text thereof with the following:

C.                                     Classes of Partnership Units. From and after the Effective Date, subject to Section 4.2.A above, the Partnership shall have two classes of Partnership Units, entitled “Class A Units” and “Class B Units.”  From and after March 15, 2006, the Partnership shall have an additional class of Partnership Units, entitled “LTIP Units.”  Either Class A Units or Class B Units, at the election of the General Partner, in its sole and absolute discretion, may be issued to newly admitted Partners in exchange for the contribution by such Partners of cash, real estate partnership interests, stock, notes or other assets or consideration, provided that, any Partnership Unit that is not specifically designated by the General Partner as being of a particular class shall be deemed to be a Class A Unit.

C.                                     Section 4.2 of the Partnership Agreement is amended by appending the following new paragraph D:

D.                                    Issuance of LTIP Units. From time to time the General Partner may issue LTIP Units to Persons providing services to or for the benefit of the Partnership. LTIP Units shall have the rights, powers, privileges, restrictions, qualifications and limitations specified in Exhibit G hereto. LTIP Units are intended to qualify as profits interests in the Partnership and for the avoidance of doubt, the provisions of Section 4.4 shall not apply to the issuance of LTIP Units.

D.                                    Section 5.1.A of the Partnership Agreement is amended by replacing the text of the first sentence thereof with the following:

A.                                   General. The General Partner shall distribute at least quarterly an amount equal to one hundred percent (100%) of Available Cash generated by the Partnership during such quarter or shorter period to the Partners who are Partners on the Partnership Record Date with respect to such quarter or shorter period as provided in Sections 5.1.B, 5.1.C and 5.1.D below.

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E.                                      Sections 5.1.C and 5.1.D of the Partnership Agreement are amended by appending the following sentence to each such Section:

For purposes of the foregoing calculations, LTIP Units with an associated Distribution Participation Date (as defined in Exhibit G hereto) that falls on or before the date of the relevant distribution shall be treated as outstanding Class A Units.

F.                                      Section 5.1 of the Partnership Agreement is amended by appending the following new paragraph F:

F.                                      LTIP Units Intended to Qualify as Profits Interests. Distributions made pursuant to this Section 5.1 shall be adjusted as necessary to ensure that the amount apportioned to each LTIP Unit does not exceed the amount attributable to items of Partnership income or gain realized after the date such LTIP Unit was issued by the Partnership. The intent of this Section 5.1.F is to ensure that any LTIP Units issued after the date of this Agreement qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001), and Section 5.1 shall be interpreted and applied consistently therewith. The General Partner at its discretion may amend this Section 5.1.F to ensure that any LTIP Units granted after the date of this Agreement will qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001) (and any other similar rulings or regulations that may be in effect at such time).

G.                                     Section 6.1 of the Partnership Agreement is amended by appending the following new paragraph E:

E.                                      Special Allocations With Respect to LTIP Units. After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, and notwithstanding the provisions of Sections 6.1.A and 6.1.B above, but subject to the prior allocation of income and gain under clauses 6.1.A(i) through (v) above, any Liquidating Gains shall first be allocated to the holders of LTIP Units until the Economic Capital Account Balances of such holders, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Class A Unit Economic Balance, multiplied by (ii) the number of their LTIP Units; provided that no such Liquidating Gains will be allocated with respect to any particular LTIP Unit unless and to the extent that such Liquidating Gains, when aggregated with other Liquidating Gains realized since the issuance of such LTIP Unit, exceed Liquidating Losses realized since the issuance of such LTIP Unit. After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, and notwithstanding the provisions of Sections 6.1.A and 6.1.B above, in the event that, due to distributions with respect to Class A Units in which the LTIP Units do not participate or otherwise, the Economic Capital Account Balance of any present or former holder of LTIP Units, to the extent attributable to the holder’s ownership of LTIP Units, exceeds the target balance specified above, then

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Liquidating Losses shall be allocated to such holder to the extent necessary to reduce or eliminate the disparity. In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 6.1.E, Net Income allocable under clause 6.1.A(vi) and any Net Losses shall be recomputed without regard to the Liquidating Gains or Liquidating Losses so allocated. For this purpose, “Liquidating Gains” means any net capital gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the Carrying Value of Partnership assets under Section 1.D of Exhibit B to this Agreement. Similarly, “Liquidating Losses” means any net capital loss realized in connection with any such event. The “Economic Capital Account Balances” of the holders of LTIP Units will be equal to their Capital Account balances, plus the amount of their shares of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to their ownership of LTIP Units. Similarly, the “Class A Unit Economic Balance” shall mean (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of Class A Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 6.1.E, divided by (ii) the number of the General Partner’s Class A Units. Any such allocations shall be made among the holders of LTIP Units in proportion to the amounts required to be allocated to each under this Section 6.1.E. The parties agree that the intent of this Section 6.1.E is to make the Capital Account balance associated with each LTIP Unit economically equivalent to the Capital Account balance associated with the General Partner’s Class A Units (on a per-unit basis), but only if the Partnership has recognized cumulative net gains with respect to its assets since the issuance of the relevant LTIP Unit.

H.                                    Section 8.6.A of the Partnership Agreement is amended by appending the following clause (v):

(v)                                 Notwithstanding the foregoing, the Redemption Right shall not be exercisable with respect to any Class A Unit issued upon conversion of an LTIP Unit until on or after the date that is two years after the date on which the LTIP Unit was issued, provided however, that the foregoing restriction shall not apply if the Redemption Right is exercised by a LTIP Unit holder in connection with a transaction that falls within the definition of a “change of control” under the agreement or agreements pursuant to which the LTIP Units were issued to him or her and provided further that the two (2) year requirement set forth in the first sentence of Section 8.6.A(i) shall not apply with respect to Class A Units issued upon conversion of LTIP Units.

I.                                         Section 10.2 of the Partnership Agreement is amended by designating the existing text of Section 10.2 as paragraph A, and by appending the following new paragraph B:

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B.                                     To the extent provided for in Treasury Regulations, revenue rulings, revenue procedures and/or other IRS guidance issued after the date hereof, the Partnership is hereby authorized to, and at the direction of the General Partner shall, elect a safe harbor under which the fair market value of any Partnership Interests issued after the effective date of such Treasury Regulations (or other guidance) will be treated as equal to the liquidation value of such Partnership Interests (i.e., a value equal to the total amount that would be distributed with respect to such interests if the Partnership sold all of its assets for their fair market value immediately after the issuance of such Partnership Interests, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceeds the fair market value of the assets that secure them) and distributed the net proceeds to the Partners under the terms of this Agreement). In the event that the Partnership makes a safe harbor election as described in the preceding sentence, each Partner hereby agrees to comply with all safe harbor requirements with respect to transfers of such Partnership Interests while the safe harbor election remains effective.

J.                                        Section 1.D(2) of Exhibit B to the Partnership Agreement is amended by replacing the text thereof with the following:

(2)                                  Such adjustments shall be made as of the following times:  (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the acquisition of a more than de minimis additional interest in the Partnership by any new or existing Partner as consideration for the provision of services to or for the benefit of the Partnership in a partner capacity or in anticipation of becoming a partner; (c) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (d) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) (except for a liquidation resulting from the termination of the Partnership under Section 708(b)(1)(B) of the Code), provided however that adjustments pursuant to clauses (a), (b) and (c) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

K.                                    Section 1 of Exhibit C to the Partnership Agreement is hereby amended by appending the following new paragraph H:

H.                                    Forfeiture Allocations. Upon a forfeiture of any unvested Partnership Interest by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Treasury Regulations promulgated after the Effective Date to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).

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L.                                      The Partnership Agreement is hereby amended by appending Exhibit G to this Amendment as Exhibit G to the Partnership Agreement.

3.                                       Continuation of Partnership Agreement.

The Partnership Agreement and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Partnership Agreement and this Amendment (including Exhibit G hereto) were contained in one document. Any provisions of the Partnership Agreement not amended by this Amendment shall remain in full force and effect as provided in the Partnership Agreement immediately prior to the date hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Partnership Agreement as of the                  day of March, 2006.

GENERAL PARTNER:

SL GREEN REALTY CORP.

By:
Name:
Title:

GRANTEES:

*Individual Counterpart Signature Pages Attached.

[Signature Page to Amendment to the Partnership Agreement]

SL GREEN OPERATING PARTNERSHIP, L.P.

Limited Partner Signature Page

The undersigned, desiring to become one of the within named Limited Partners of SL Green Operating Partnership, L.P. (the “Partnership”) hereby becomes a party to the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 20, 1997 and amended through the date hereof (the “Partnership Agreement”), by and among SL Green Realty Corp. and such Limited Partners. The undersigned agrees that this signature page may be attached to any counterpart of the Partnership Agreement.

Date:
Name of Limited Partner (please print)

Signature

Address

Schedule A to Fifth Amendment to Partnership Agreement

Name and Address	Number of LTIP Units

EXHIBIT G

SL GREEN OPERATING PARTNERSHIP, L.P.

DESIGNATION OF THE RIGHTS, POWERS, PRIVILEGES,

RESTRICTIONS, QUALIFICATIONS AND LIMITATIONS

OF THE LTIP UNITS

The following are the terms of the LTIP Units:

1.                                       Vesting.

A.                                   Vesting, Generally. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”). The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the terms of any plan pursuant to which the LTIP Units are issued, if applicable. LTIP Units that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units are referred to as “Unvested LTIP Units.”  Subject to the terms of any Vesting Agreement, a holder of LTIP Units shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Class A Units are entitled to transfer their Class A Units pursuant to Article XI of the Agreement.

B.                                     Forfeiture or Transfer of Unvested LTIP Units. Unless otherwise specified in the relevant Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the forfeiture of any LTIP Units, or the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price, then upon the occurrence of the circumstances resulting in such forfeiture or if the Partnership or the General Partner exercises such right to repurchase, then the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled or transferred to the General Partner, as applicable, and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with a record date prior to the effective date of the forfeiture. In connection with any forfeiture or repurchase of LTIP Units, the balance of the portion of the Capital Account of the holder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.1.E of the Agreement, calculated with respect to the holder’s remaining LTIP Units, if any.

C.                                     Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the LTIP Unit.

2.                                       Distributions.

A.                                   LTIP Distribution Amount. Commencing from the Distribution Participation Date (as defined below) established for any LTIP Units, for any quarterly or other period holders of such LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds legally available for the payment of distributions, regular cash distributions in an amount per unit equal to the distribution payable on each Class A Unit for the corresponding quarterly or other period (the “LTIP Distribution Amount”). In addition, from and after the Distribution Participation Date, LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, non-liquidating special, extraordinary or other distributions in an amount per unit equal to the amount of any non-liquidating special, extraordinary or other distributions payable on the Class A Units which may be made from time to time. LTIP Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership in an amount per unit equal to the amount of any such distributions payable on the Class A Units, whether made prior to, on or after the Distribution Participation Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, a “Distribution Payment Date”); provided that the Distribution Payment Date and the record date for determining which holders of LTIP Units are entitled to receive a distribution shall be the same as the corresponding dates relating to the corresponding distribution on the Class A Units.

B.                                     Distribution Participation Date. The “Distribution Participation Date” for each LTIP Units will be either (i) with respect to LTIP Units granted pursuant to the General Partner’s 2005 Long-Term Outperformance Plan (the “2005 Outperformance Plan”), the applicable Valuation Date (as defined in the Vesting Agreement of each Person granted LTIP Units under the 2005 Outperformance Plan) or (ii) with respect to other LTIP Units, such date as may be specified in the Vesting Agreement or other documentation pursuant to which such LTIP Units are issued.

3.                                       Allocations.

Commencing with the portion of the taxable year of the Partnership that begins on the Distribution Participation Date established for any LTIP Units, such LTIP Units shall be allocated Net Income and Net Loss in amounts per LTIP Unit equal to the amounts allocated per Class A Unit. The allocations provided by the preceding sentence shall be subject to the proviso to the first sentence of Section 6.1.B of the Agreement. The General Partner is authorized in its discretion to delay or accelerate the participation of the LTIP Units in allocations of Net Income and Net Loss, or to adjust the allocations made after the Distribution Participation Date, so that the ratio of (i) the total amount of

Net Income or Net Loss allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s Distribution Participation Date falls, to (ii) the total amount distributed to that LTIP Unit with respect to such period, is more nearly equal to such ratio as computed for the Class A Units held by the General Partner.

4.                                       Adjustments.

The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Class A Units for conversion, distribution and other purposes, including without limitation complying with the following procedures; provided that the foregoing is not intended to alter the Capital Account Limitation (as defined in Section 7.C of this Exhibit G), the special allocations pursuant to Section 6.1.E of the Partnership Agreement, differences between non-liquidating distributions to be made with respect to the LTIP Units and Class A Units prior to the Distribution Participation Date for such LTIP Units, differences between liquidating distributions to be made with respect to the LTIP Units and Class A Units pursuant to Section 13.2 of the Partnership Agreement or Section 2.A of this Exhibit G in the event that the Capital Accounts attributable to the LTIP Units are less than those attributable to the Class A Units due to insufficient special allocations pursuant to Section 6.1.E of the Partnership Agreement or related provisions. If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain such one-for-one correspondence between Class A Units and LTIP Units. The following shall be “Adjustment Events”:  (A) the Partnership makes a distribution on all outstanding Class A Units in Partnership Units, (B) the Partnership subdivides the outstanding Class A Units into a greater number of units or combines the outstanding Class A Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Class A Units by way of a reclassification or recapitalization of its Class A Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the Class A Units other than actions specifically described above as Adjustment Events and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by the terms of any plan pursuant to which the LTIP Units have been issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units as herein provided the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

5.                                       Ranking.

The LTIP Units shall rank on parity with the Class A Units in all respects, subject to the proviso in the first sentence of Section 4 of this Exhibit G.

6.                                       No Liquidation Preference.

The LTIP Units shall have no liquidation preference.

7.                                       Right to Convert LTIP Units into Class A Units.

A.                                   Conversion Right. A holder of LTIP Units shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Class A Units. Holders of LTIP Units shall not have the right to convert Unvested LTIP Units into Class A Units until they become Vested LTIP Units; provided, however, that when a holder of LTIP Units is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such Person may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting, and such Conversion Notice, unless subsequently revoked by the holder of the LTIP Units, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into Class A Units. In all cases, the conversion of any LTIP Units into Class A Units shall be subject to the conditions and procedures set forth in this Section 7.

B.                                     Number of Units Convertible. A holder of Vested LTIP Units may convert such Vested LTIP Units into an equal number of fully paid and non-assessable Class A Units, giving effect to all adjustments (if any) made pursuant to Section 4. Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such holder, to the extent attributable to its ownership of LTIP Units, divided by (y) the Class A Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”).

C.                                     Notice. In order to exercise his or her Conversion Right, a holder of LTIP Units shall deliver a notice (a “Conversion Notice”) in the form attached as Attachment A to this Exhibit G to the Partnership not less than 10 nor more than 60 days prior to a date (the “Conversion Date”) specified in such Conversion Notice. Each holder of LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 7 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Redemption Notice pursuant to Section 8.6 of the Agreement relating to those Class A Units that will be issued to such holder upon conversion of such LTIP Units into Class A Units in advance of the Conversion Date; provided, however, that the redemption of such Class A Units by the Partnership shall in no event take place until the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a holder of LTIP Units in a position where, if he or she so wishes, the Class A Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Class A Units under Section 8.6 of the Agreement by delivering to such holder Shares rather than cash, then such holder can have such Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Class A Units. The General Partner shall cooperate with a holder of LTIP Units to coordinate the timing of the different events described in the foregoing sentence.

D.                                    Forced Conversion. The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by a holder of LTIP Units to be converted (a “Forced Conversion”) into an equal number of Class A Units, giving effect to all adjustments (if any) made pursuant to Section 4; provided, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of the holder of such LTIP Units pursuant to Section 7.B above. In order to exercise its right to cause a Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Attachment B to this Exhibit G to the applicable holder not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.1 of the Agreement.

E.                                      Conversion Procedures. A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such holder of LTIP Units, as of which time such holder of LTIP Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Class A Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Class A Units and remaining LTIP Units, if any, held by such Person immediately after such conversion.

F.                                      Treatment of Capital Account. For purposes of making future allocations under Section 6.1.E of the Agreement and applying the Capital Account Limitation, the portion of the Economic Capital Account balance of the applicable holder of LTIP Units that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted multiplied by the Class A Unit Economic Balance.

G.                                     Mandatory Conversion in Connection with a Transaction. If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Class A Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event), in each case as a result of which Class A Units shall be exchanged for or converted into the right, or the holders of Class A Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction).

In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Class A Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of Class A Units, assuming such holder of Class A Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of Class A Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each holder of LTIP Units of such election, and shall use commercially reasonable efforts to afford such holders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Class A Units in connection with such Transaction. If a holder of LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Class A Unit would receive if such holder of Class A Units failed to make such an election.

Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and the terms of any plan under which LTIP Units are issued, the Partnership shall use commercially reasonable effort to cause the terms of any Transaction to be consistent with the provisions of this Section 7 and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holders of LTIP Units whose LTIP Units will not be converted into Class A Units in connection with the

Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Class A Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the holders of LTIP Units.

8.                                       Redemption at the Option of the Partnership.

LTIP Units will not be redeemable at the option of the Partnership; provided, however, that the foregoing shall not prohibit the Partnership from repurchasing LTIP Units from the holder thereof if and to the extent such holder agrees to sell such Units.

9.                                       Voting Rights.

A.                                   Voting with Class A Units. Holders of LTIP Units shall have the right to vote on all matters submitted to a vote of the holders of Class A Units; holders of LTIP Units and Class A Units shall vote together as a single class, together with any other class or series of units of limited partnership interest in the Partnership upon which like voting rights have been conferred. In any matter in which the LTIP Units are entitled to vote, including an action by written consent, each LTIP Unit shall be entitled to vote a Percentage Interest equal on a per unit basis to the Percentage Interest of the Class A Units.

B.                                     Special Approval Rights. In addition to, and not in limitation of, the provisions of Section 9.A above (and notwithstanding anything appearing to be contrary in the Agreement), the General Partner and/or the Partnership shall not, without the affirmative consent of the holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding LTIP Units, given in person or by proxy, either in writing or at a meeting, take any action that would materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units; but subject in any event to the following provisions: (i) no consent of the holders of LTIP Units will be required if and to the extent that any such alteration, change, modification or amendment would similarly alter, change, modify or amend the rights, powers or privileges of the Class A Units; (ii) with respect to the occurrence of any merger, consolidation or other business combination or reorganization, so long as the LTIP Units either (x) are all converted into Class A Units immediately prior to the effectiveness of the transaction, (y) remain outstanding with the terms thereof materially unchanged or (z) if the Partnership is not the surviving entity in such transaction, are exchanged for a security of the surviving entity with terms that are materially the same with respect to rights to allocations, distributions, redemption, conversion and voting as the LTIP Units and without any income, gain or loss expected to be recognized by the holder upon the exchange for federal income tax purposes (and with the terms of the Class A Units or such other securities into which the LTIP Units (or the substitute security therefor) are convertible materially the same with respect to rights to allocations, distributions, redemption, conversion and voting), the occurrence of any such event shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units, provided further, that if some, but not all, of the LTIP Units are converted into Class A Units immediately prior to the effectiveness of the transaction (and neither clause (y) or (z) above is applicable), then the consent required pursuant to this Section will be the consent of the holders of sixty-six and two-thirds percent (66 2/3%) of the LTIP Units to be outstanding following such conversion; (iii) any creation or issuance of any Class A Units or of any class of series of common or preferred units of the Partnership (whether ranking junior to, on a parity with or senior to the LTIP Units with respect to payment of distributions, redemption rights and the distribution of assets upon liquidation, dissolution or winding up), which either (x) does not require the consent of the holders of Class A Units or (y) does require such consent and is authorized by a vote of the holders of Class A Units and LTIP Units voting together as a single class, together with any other class or series of units of limited partnership interest in the Partnership upon which like voting rights have been conferred, shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units; and (iv) any waiver by the Partnership of restrictions or limitations applicable to any outstanding LTIP Units with respect to any holder or holders thereof shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units with respect to other holders. The foregoing voting provisions will not apply if, as of or prior to the time when the action with respect to which such vote would otherwise be required will be taken or be effective, all outstanding LTIP Units shall have been converted and/or redeemed, or provision is made for such redemption and/or conversion to occur as of or prior to such time.

Attachment A to Exhibit G

Notice of Election by Partner to Convert
LTIP Units into Class A Units

The undersigned holder of LTIP Units hereby irrevocably elects to convert the number of Vested LTIP Units in SL Green Operating Partnership, L.P. (the “Partnership”) set forth below into Class A Units in accordance with the terms of the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended. The undersigned hereby represents, warrants, and certifies that the undersigned: (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:
(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Conversion Date:

(Signature of Holder: Sign Exact Name as Registered with Partnership)

(Street Address)

(City)	(State)	(Zip Code)

Signature Guaranteed by:

Attachment B to Exhibit G

Notice of Election by Partnership to Force Conversion
of LTIP Units into Class A Units

SL Green Operating Partnership, L.P. (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into Class A Units in accordance with the terms of the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

Name of Holder:

(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Conversion Date: